Exhibit 99.8

Athene

Excerpts from Athene Holding Ltd. first quarter earnings call held on May 7, 2021.

*****

Earlier this morning, we issued a press release, slide presentation and financial supplement, which are available on our website. In addition, a preliminary joint proxy statement and prospectus was filed yesterday in connection with our previously announced merger transaction with Apollo. Our investor relations websites contain important information, that is and will be available to investors relating to the proposed merger and the interest of our directors, officers and employees who may participate in the solicitation of proxies from shareholders.

*****

As many of you are aware, approximately two months ago, we announced a merger transaction with our long-standing strategic partner, Apollo. Before discussing our business achievements during the first quarter, I’d like to take a moment to explain why I’m extremely excited about our prospects for accelerating growth and continued success as a combined entity.

By now, it’s fairly well understood that Athene has grown into the preeminent platform in the retirement services industry, with a market leadership position across all of our organic and inorganic business channels. We have generated record levels of growth, underwritten to very strong returns. And I could not be prouder of our team for their incredible efforts in executing our strategy over more than a decade, and particularly over the past year.

At the same time, it is important to recognize that Athene’s ability to achieve long-term success has been built upon a foundation of best-in-class asset management capabilities, coupled with strategic guidance and significant resources, all of which Apollo has provided since our founding. While we have been aligned as partners for more than a decade, we expect that moving to a fully aligned model will carry many strategic benefits and help unlock Athene’s value potential.

Our merger with Apollo will create one large-scale financial juggernaut, that is stronger and more creditworthy on a combined basis, thereby improving our ability to pursue continued profitable growth, while remaining a source of strength for the individuals and institutions that we serve.

Importantly, we remain cognizant of the significance of our role in the broader financials ecosystem. We serve hundreds of thousands of individual retirees as well as many institutions and their constituents. Since Athene’s founding, we have not wavered in our commitment to delivering greater financial security to policyholders and helping our partners to manage long- term liabilities, and that will not change. We are more confident than ever that the path forward offered by this transaction is the natural, appropriate and logical next step for Athene’s business.

We are hopeful that you, our shareholders, can share our level of excitement and belief in the benefits of this transaction and will offer your support in the upcoming voting process.

******

Question:

I had a question about excess capital. And in particular, how much of the Apollo shares that you own are currently counted in your excess capital? And how should we think about [half] the pro forma impact of that on your capital position after the deal closes?

Answer:

Hey Ryan, thanks for your question. I’d say that the way we look at it, we — if you think about the overall Apollo holding, we assume that about 40% to 45% of that is really kind of required capital. So it’s really the excess over that, that would represent kind of excess capital. So that number at the end of the quarter was decently north of $700 million.

We’re working with our colleagues at Apollo, and I’m not going to get too specific on this call. But I think it’s fair to assume that on or in advance of the merger, that the AOG shares Athene currently holds will be replaced in a way that’s capital neutral. But we’ll have more developments on that in later calls.

*****

Question:

On the Apollo call, Mark mentioned that Athene may look to use third-party capital to fund a portion of organic growth going forward. Just wondering how you’re thinking about the funding mix for future growth and what this could mean for your annual capital generation.

Answer:

Yes, sure. Well, you know today, we use ACRA, right, to — which we own roughly 1/3 of, a little more than 1/3, to fund M&A and much of our PRT volume. And I think we like the structure. We think it works well. And our expectation is that we’ll continue to use both the existing ACRA deal and maybe a subsequent one to fund not only those types of business, but also more of our organic volumes.

And I think that’s important because — so potentially retail, potentially funding, everything. And we may not use it. We may not [say] 100% there, but probably more than we are now. And I think that’s important because, one, it’s really capital efficient to do that, obviously. And secondly, It helps us remain very tax efficient in terms of new business pricing. And I think that’s going to be important for our competitive position. So that’s, I think, what the color behind that idea.

Erik, I would just add to that. Very excited about our growth prospects going forward. Just like we’ve been a big growth company in the past, we expect to be a big growth company in the future.

*****

Question:

And if I could sneak in one more on the merger. Does joining with Apollo enhanced your ability to acquire new origination platforms and source private assets? And are there any barriers that maybe existed before that there won’t be going forward?

Answer:

Look, I think Apollo and Athene have been the leaders in direct origination and will continue to be so. The fully aligned one company only helps that. Any conflicts in the past, fees, et cetera, I think, will be in the past. And I think the path is why open. So I expect bigger and bigger volumes of directly originated, as Mark says, front-end assets. That’s really the key to Athene’s growth. And that’s a great thing.

*****

Question:

That’s helpful. And then my second question, as part of the transaction with Apollo, you guys will see your tax rate go up. So as you look at deals and try to take your return target, do you think that, that will have an impact? Or are there kind of offsets as you think about getting return targets on some of your larger transactions, kind of post — potentially with a higher tax rate?

Answer:

Sure. Look, I’ll — we’re — Athene’s overall tax rate is going to probably increase, right? But that’s mainly about the — on the in-force block and less about new business. And that’s — remember, we just talked a little bit before about using sidecars like ACRA for much of our new business generation going forward. And there, I think we’re going to be able to retain most of our tax advantage.

And so I think our ability to both compete for inorganic deals and also, frankly, the right organic new business, because it’s the same factor, is going to be preserved. And I — so therefore, I think our competitive positioning is going to still be there. So I don’t think we really have to accept lower returns to win business. I think we’re going to — we’re still going to be successful there.

*****

Question:

I just had a quick follow-up. On the original Apollo, in the BN deal call, there was mentioned that positive purchase accounting adjustments could potentially offset the negative headwind from the higher tax rate. Can you give an update on that, and if that’s still your expectation?

Answer:

Well, Ryan, if you wade through the 600-plus page the core filing that went out last night, you can kind of see the pro forma financials in there. And I would say that, that, at this point, reflects ours and Apollo’s best and reasonable estimate of what things will look like. But I would say we’ll continue to evaluate that over time.

And the other thing is the pro forma financials presented in the S-4 filing that went out last night are really kind of going back to 2020 and remarking everything at that point in time with a series of assumptions in the balance sheet that we had. Obviously, when we do PGAAP for real, in January, whenever the deal closes, it will be based on where market conditions are at that time and what our balance sheet looks like at that time.

But you can get a sense of it at least for now by looking at the proxy and looking at the PGAAP adjustments. And then we have reported in the proxy kind of a 21% statutory rate as far as tax. That’s obviously the current statutory rate, setting aside at the moment what the Biden administration may do in their Made in America tax plan. As we think about that 21% statutory rate, we are looking at a variety of different approaches and structures that may find some efficiencies, but more to come on that over time.